Exhibit 32.1

                                Certification Of
               Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. ss.1350, the undersigned, Samir N. Masri, who is the Chief Executive Officer and Chief Financial Officer of Lincoln International Corporation (the "company"), hereby certifies that the company's Annual Report on Form 10-KSB for the year ended July 31, 2007, (the "Report") fully complies with the requirements of ss.13(a) or ss.15(d) as applicable, of the Securities Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the company.



                                                  /s/Samir N. Masri
                                              __________________________
                                              Name:  Samir N. Masri
                                              Title: Chief Executive Officer
                                                     & Chief Financial Officer
                                              Date:  October 9, 2007